Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 29, 2016, with respect to the consolidated financial statements of Energy Transfer Equity, L.P. contained in the Registration Statement and Proxy Statement/Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Proxy Statement/Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Dallas, Texas

April 15, 2016